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                                                                EXHIBIT 28(H)(7)

                                     FORM OF

                            INDEMNIFICATION AGREEMENT

     This AGREEMENT is entered into as of November 1, 2011 ("Agreement"), by and between Lincoln Advisors Trust, a Delaware statutory trust (the "Trust"), and the undersigned trustee ("Indemnitee").

                                    RECITALS

     WHEREAS, it is essential to the Trust to retain and attract as trustees the most capable persons available;

     WHEREAS, through its Declaration of Trust, it is the express policy of the Trust to indemnify its trustees to the fullest extent permitted by law;

     WHEREAS, the vagaries of amendments to and/or interpretations of legal doctrines, statutes, corporate charters, bylaws, and the Declaration of Trust of the Trust, make uncertain the indemnification provided to Indemnitee; and

     WHEREAS, the Board of Trustees of the Trust ("Board of Trustees") has concluded that such uncertainty and the continuation of present trends in litigation against trustees inevitably will result in less effective direction and supervision of the Trust's business affairs, and deems such consequences to be so detrimental to the best interests of the Trust that it is not only reasonable and prudent but necessary for the Trust contractually to obligate itself to indemnify in a reasonable and adequate manner its trustees, and to establish procedures and presumptions with respect thereto to make the process of indemnification more timely, efficient and certain; and

     WHEREAS, the Trust desires to have Indemnitee serve or continue to serve as a trustee for the convenience of or to represent the interests of the Trust free from undue concern for unpredictable, inappropriate or unreasonable claims for damages and related costs and expenses by reason of Indemnitee's Corporate Status (as defined below), and Indemnitee desires to serve or to continue to serve as a trustee or other Corporate Status provided that Indemnitee is furnished the indemnity and other rights provided for hereinafter;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Trust and Indemnitee do hereby covenant and agree as follows:

     Section 1. Definitions. For purposes of this Agreement:

          (a) "Change in Control" means: (i) a change in the membership of the Board of Trustees during any period of time following the date of this Agreement, such that individuals who, at the beginning of any such period, constitute the trustees, cease for any reason to constitute at least a majority thereof, unless the election of new trustees, or their nomination for election by the Trust's shareholders, is approved by a vote of at least two-thirds of such trustees

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of the Trust then still in office who were trustees of the Trust at the beginning of any such period; (ii) the acquisition of the Trust by another entity, or the merger of the Trust into another entity, such that the Trust is not the surviving entity, or the consolidation of the Trust with another entity, or the acquisition of substantially all of the assets of the Trust by another entity; and/or (iii) the appointment of a receiver, conservator, trustee, liquidator, rehabilitator, or any similar official for or with respect to the Trust. Notwithstanding and without limiting the foregoing, a "change in control" shall include a change in the membership of the Board of Trustees that is opposed by a majority of the then-current trustees of the Trust who are not "interested persons" of the Trust as that term is defined by Section 2(a)(19) of the Investment Company Act of 1940, or who are "interested persons" solely by reason of being an officer of the Trust.

          (b) "Corporate Status" means the status as a trustee, officer, employee or authorized agent of the Trust or a person who is or was a trustee, officer, employee or authorized agent of the Trust.

          (c) "Disabling Conduct" means (i) a final adjudication that Indemnitee, in the performance of Indemnitee's duties as a trustee or officer of the Trust that gave rise to the claims, issues or matters asserted against Indemnitee in a Proceeding, did not act in good faith in the reasonable belief that Indemnitee's actions were in the best interest of the Trust, or, (ii) with respect to any liability of Indemnitee to the Trust or its security holders, a final adjudication or other determination in accordance with Sections 5(b) and 6 hereof that Indemnitee, in the performance of Indemnitee's duties as a trustee or officer of the Trust that gave rise to the claims, issues or matters asserted against Indemnitee in a Proceeding, engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of Indemnitee's duties as a trustee and/or officer of the Trust.

          (d) "Disinterested Trustee" means a trustee of the Trust (i) who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee, and (ii) who is not an "interested person" of the Trust as that term is defined by Section 2(a)(19) of the Investment Company Act of 1940, or who is an "interested person" solely by reason of being an officer of the Trust.

          (e) "Expenses" means all reasonable attorneys' fees and disbursements, retainers, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, computerized legal research costs, printing and binding costs, telephone, facsimile and other technology charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending or investigating, or preparing to prosecute, defend or investigate, or being or preparing to be a witness in, a Proceeding.

          (f) "Indemnifiable Amounts" means any and all Expenses, damages, judgments, fines, penalties, excise taxes and amounts paid or payable in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) incurred by Indemnitee or on Indemnitee's behalf and arising out of or resulting from any Proceeding.


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          (g) "Indemnified Parties" means Indemnitee's spouse, Indemnitee's heirs, the executors, administrators and other legal representatives of Indemnitee's estate, the beneficiaries of Indemnitee's estate, including without limitation any trust created by will, and the trustees and beneficiaries thereof, and any other trust as to which Indemnitee is a grantor or beneficiary, and the trustees and beneficiaries thereof.

          (h) "Independent Counsel" means an attorney who, or a law firm the attorneys of which, is selected or appointed in accordance with Section 5(c) hereof and which: (i) at the time of selection and within two (2) years prior to that time is not and has not served as Independent Counsel pursuant to the terms of this Agreement, or any similar Agreement between the Trust and a trustee or officer of the Trust, with respect to a Proceeding other than the Proceeding with respect to which Indemnitee seeks indemnification or advancement of Expenses; (ii) has experience in matters of corporate governance and investment company law; (iii) at the time of selection as Independent Counsel and within two (2) years prior to that time, is not and has not represented the Trust, Indemnitee, or any other party to the Proceeding with respect to which Indemnitee seeks indemnification or advancement of Expenses, in or with respect to any legal matter; and (iv) confirms in writing that the attorney or law firm satisfies the above criteria and is aware of no conflict of interest or other prohibition under the applicable standards of professional conduct prevailing at that time that would result from or apply to the attorney's or law firm's service as Independent Counsel with respect to such Proceeding.

          (i) "Independent Trustee" means a Trustee who is not an "interested person" of the Trust as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

          (j) "Maximum Extent" means the maximum extent permitted by Delaware law and to the extent not expressly prohibited by applicable federal securities law and regulations (including without limitation Section 17(h) of the Investment Company Act of 1940, and regulations or rules issued with respect thereto by the U.S. Securities and Exchange Commission), in effect as of the date of this Agreement or at the time of the request for indemnification or advancement of Expenses, whichever affords greater rights of indemnification or advancement of Expenses, as applicable, to Indemnitee.

          (k) "Proceeding" means any threatened, asserted, pending or completed issue, matter, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative or other hearing, or any other proceeding, whether civil, criminal, administrative or investigative, and whether instituted by the Trust, any shareholder or any governmental agency or any other party, in which Indemnitee now or hereafter is or was a party or is threatened to be made a party or a witness by reason of Indemnitee's Corporate Status.

     Section 2. Service by Indemnitee. Indemnitee agrees to serve and/or continue to serve the Trust as a trustee or in other Corporate Status; provided however, Indemnitee may at any time and for any reason resign from such position (subject to any other obligation under contract or by operation of law), and the Trust shall have no obligation under this Agreement to continue Indemnitee in such position for any period of time; provided further, following termination of Indemnitee's service to the Trust in a Corporate Status at any time and for any reason, whether with or without cause, Indemnitee and the Indemnified Parties shall be entitled to all of the rights and benefits provided hereunder. The Trust acknowledges and agrees that it


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has entered into this Agreement and assumed the obligations imposed on the Trust hereunder in order to induce Indemnitee to serve and to continue to serve the Trust as a trustee or in other Corporate Status, and acknowledges that Indemnitee is relying upon this Agreement in continuing to serve in such position.

     Section 3. Indemnification.

          (a) the Trust shall indemnify, and advance Expenses to, Indemnitee (i) as specifically provided in this Agreement and (ii) otherwise to the fullest extent permitted by applicable law in effect on the date hereof and/or as amended from time to time; provided, however, no change in applicable law shall have the effect of reducing the rights and benefits available to Indemnitee hereunder based on applicable law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement; provided however, Indemnitee shall be entitled to indemnification and advancement of Expenses hereunder with respect to a Proceeding only if, at the time of the request therefor, Indemnitee is not an "interested person" of the Trust as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, or is an "interested person" solely by reason of being an officer of the Trust.

          (b) Indemnitee shall be entitled to the rights of indemnification provided in this Section 3(b) if Indemnitee is, or is threatened to be, made a party to any Proceeding including any Proceeding brought by or in the right of the Trust to procure a judgment in its favor. In accordance with this Section 3(b), the Trust shall indemnify Indemnitee for and against any and all Indemnifiable Amounts to the Maximum Extent.

          (c) Notwithstanding any other provision of this Agreement to the contrary, the Trust shall indemnify Indemnitee for and against any and all Indemnifiable Amounts in connection with any Proceeding to which Indemnitee is made a party and with respect to which Indemnitee is successful, in whole or in part, on the merits or otherwise, in a final determination or result; provided however, if Indemnitee is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Trust shall indemnify Indemnitee against any and all Indemnifiable Amounts in connection with each successfully resolved claim, issue or matter in the Proceeding. For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a Proceeding in favor of Indemnitee (i) by dismissal, summary judgment, judgment on the pleadings, or final judgment, with or without prejudice, or (ii) by agreement without any payment or assumption or admission of liability by Indemnitee, shall be deemed a successful determination or result with respect thereto.

          (d) Notwithstanding any other provision of this Agreement to the contrary, the Trust shall indemnify Indemnitee for and against all Indemnifiable Amounts in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a witness but not a party, within fifteen (15) days after receipt by the Trust of each statement of Expenses from Indemnitee with respect thereto.

          (e) Notwithstanding any other provision of this Agreement to the contrary, the Trust shall not be liable for indemnification hereunder in connection with: (i) any monetary


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settlement by or judgment against Indemnitee for insider trading or disgorgement of profits by Indemnitee pursuant to Section 16(b) of the Securities Exchange
Act of 1934; or (ii) any liability to the Trust or its shareholders with respect to a Proceeding (other than a proceeding under Section 7(a) hereof), to which Indemnitee otherwise would be subject by reason of Disabling Conduct by Indemnitee.

     Section 4. Advancement of Expenses.

          (a) Indemnitee shall be entitled to the rights of advancement of Expenses provided in this Section 4(a) if Indemnitee is or is threatened to be made a party to or a witness in a Proceeding. In accordance with this Section 4(a), the Trust shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is or is threatened to be made a party or a witness, to the Maximum Extent.

          (b) To receive advancement of Expenses in accordance with Section 4(a) hereof, Indemnitee, at any time prior to, during or following termination of a Proceeding, shall submit to the Secretary of the Trust a notice and statement of Expenses, which: (i) shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee in connection with the Proceeding; (ii) shall include or be preceded or accompanied by a written affirmation of Indemnitee's good faith belief that Indemnitee's conduct that gave rise to the claims, issues or matters asserted against Indemnitee in the Proceeding meets the standard of conduct necessary for indemnification by the Trust in accordance with Sections 3, 5 and 6 hereof, and a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to indemnification hereunder or, as described in Section 3(d) hereof, if Indemnitee is not wholly successful; and (iii) shall specify whether any determination with respect thereto that may be made in accordance with Sections 4(c) and (d) hereof shall be made by the Board of Trustees or by Independent Counsel. The Secretary of the Trust, promptly upon receipt of a notice and statement of Expenses, shall advise the Board of Trustees in writing that Indemnitee has requested advancement of Expenses.

          (c) Indemnitee shall be entitled to advancement of Expenses in connection with a Proceeding in accordance with Sections 4(a) and (b) hereof only if: (i) the Trust is insured against losses arising by reason of the Trust's lawful advancement of such Expenses (in which event the remaining provisions of this Sections 4(c) shall not apply with respect thereto); or (ii) Indemnitee gives adequate security to the Trust for the undertaking to repay such amounts; or (iii) a determination is made that there is a basis for a reasonable belief that Indemnitee ultimately will be found entitled to indemnification for and with respect to the Proceeding, or the claims, issues or matters with respect thereto for which Indemnitee seeks advancement of Expenses.

          (d) A determination in accordance with Section 4(c)(iii) hereof shall be made in accordance with the standards and presumptions in Sections 3 and 6 hereof, in a resolution adopted by a majority of a quorum of the Board of Trustees consisting of Disinterested Trustees, if at least a majority of the Board members are not parties to the Proceeding or, if a majority of the Board members are parties to the Proceeding, at the Indemnitee's option, either by the remaining Disinterested Trustees or by Independent Counsel selected or appointed in accordance


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with Section 5(c) hereof, in a written opinion submitted to the Board of
Trustees, a copy of which shall be delivered to Indemnitee.

          (e) If Indemnitee is entitled to advancement of Expenses in accordance with Sections 4(a) through (d) hereof, the Trust shall pay or reimburse Indemnitee for all Expenses for which a notice and statement of Expenses is submitted in accordance with Section 4(b) hereof, within fifteen (15) days (i) after receipt by the Trust of the notice and statement of Expenses, if Section 4(c)(i) applies thereto, (ii) after Indemnitee gives adequate security to the Trust for the undertaking to repay such amounts, if Section 4(c)(ii) applies thereto, or (iii) after a determination is made in accordance with Section 4(c)(iii), if that Section applies thereto.

     Section 5. Indemnification Procedure; Payment; Cooperation.

          (a) To obtain indemnification hereunder, Indemnitee shall submit a notice to the Secretary of the Trust that identifies the Proceeding and/or the claims, issues or matters with respect thereto for which indemnification is sought, and that specifies whether any determination with respect thereto that may be made in accordance with Section 5(b) hereof shall be made by the Board of Trustees or by Independent Counsel. The Secretary of the Trust, promptly upon receipt of such a request for indemnification, shall advise the Board of Trustees in writing that Indemnitee has requested indemnification.

          (b) Upon submission of a notice by Indemnitee in accordance with
Section 5(a) hereof, a determination of Indemnitee's entitlement to indemnification shall be made as follows:

               (1) Indemnitee shall be entitled to indemnification hereunder without a separate determination by or on behalf of the Trust, with respect to any Proceeding and/or any claim, issue or matter with respect thereto: (i) which is resolved by agreement without any payment or assumption or admission of liability by Indemnitee; or (ii) as to which a final decision on the merits has been made by the court or other body with jurisdiction over the Proceeding, in which Indemnitee was not determined to be liable with respect to such claim, issue or matter asserted against Indemnitee in the Proceeding or was not determined to have engaged in any Disabling Conduct that gave rise to any such liability, or in which no other controlling standard was shown to apply that would prohibit the Trust under applicable law from providing indemnification under the standards and presumptions in Sections 3 and 6 hereof; or (iii) as to which a court or arbitrator determines upon application that, despite such a determination of liability on the part of Indemnitee, but in view of all the circumstances of the Proceeding and of Indemnitee's conduct in a Corporate Status with respect thereto, Indemnitee is fairly and reasonably entitled to indemnification for such judgments, penalties, fines, amounts paid in settlement and Expenses as such court or arbitrator shall deem proper under applicable law and this Agreement; provided however, such decision shall have been rendered in or with respect to the Proceeding for which the Indemnitee seeks indemnification under this Agreement;

     In the event that at least a majority of the Independent Trustees are not parties to the Proceeding, notwithstanding the provisions of Section 5(b)(1), Indemnitee shall only be entitled to indemnification hereunder if a determination is made by a majority of the Disinterested Trustees, or at the option of the Disinterested Trustees, by Independent Counsel selected by the


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Disinterested Trustees in accordance with Section 5(c) below, that there is a basis for a reasonable belief that Indemnitee has not engaged in any Disabling Conduct and therefore is entitled to indemnification.

               (2) if Indemnitee is not entitled to indemnification under the circumstances described in Section 5(b)(1) hereof and a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification unless a reasonable determination is made, in accordance with the standards and presumptions in Sections 3 and 6 hereof, that the Trust is prohibited by applicable law from providing the requested indemnification. The determination shall be made, at Indemnitee's sole option, either: (i) by the Disinterested Trustees in a resolution adopted in accordance with Section 5(b)(3) hereof; or
(ii) by Independent Counsel in a written opinion submitted to the Board of Trustees, a copy of which shall be delivered to Indemnitee.

               (3) if Indemnitee is not entitled to indemnification under the circumstances described in Section 5(b)(1) hereof and a Change in Control has not occurred, Indemnitee shall be entitled to indemnification unless a reasonable determination is made, in accordance with the standards and presumptions in Sections 3 and 6 hereof, that the Trust is prohibited by applicable law from providing the requested indemnification. The determination shall be made either in a resolution adopted by the vote of a majority of a quorum of the Board of Trustees consisting of Disinterested Trustees or, if such a quorum is not obtainable or even if obtainable but such a quorum so directs, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee; provided however, the Trust shall provide notice to Indemnitee within thirty (30) days following receipt of notice from Indemnitee in accordance with Section 5(a) hereof, if the Board of Trustees directs that such determination shall be made by Independent Counsel.

          (c) Independent Counsel shall be selected to make a determination of Indemnitee's entitlement to indemnification or advancement of Expenses in connection with a Proceeding as follows:

                    (1) In the event that no Change in Control has occurred:

                         (A) the Trust, by a vote of a majority of a quorum of
                    the Board of Trustees consisting of Independent Trustees, initially may select one or more alternate attorneys or law firms who satisfy the criteria in Section 1(h) hereof, by providing notice of such selection, together with the written confirmation provided for in Section 1(h)(iv) hereof, for each such attorney or law firm, to the Secretary of the Trust, who shall promptly deliver copies to the Indemnitee.

                         (B) The Indemnitee may reject one or more of the
                    attorneys or law firms selected by Board for cause, which shall be limited to a showing by the Indemnitee that such attorney or law firm fails to satisfy one or more of the criteria in Section 1(h) hereof; provided however, the Indemnitee may reject for cause a law firm (or an attorney associated therewith) which has an AV rating by Martindale Hubbell Law Directory


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                    and fifty (50) or more attorneys, only on the basis that the
                    Trust has shown that the attorney or law firm fails to satisfy the criteria in Section 1(h)(i), (iii) or (iv) hereof.

                         (C) the Indemnitee shall provide notice to the Trust,
                    within thirty (30) days following receipt of Trust's notice of selection in accordance with Section 5(c)(1)(A) hereof, stating as to each attorney or law firm listed therein either that the Indemnitee does not object or that the Indemnitee rejects such selection for cause in accordance with Section 5(c)(1)(B) hereof, and stating the grounds therefor. The Indemnitee will be deemed not to object to any attorney or law firm initially selected by Trust as to whom the Indemnitee does not provide timely notice of rejection in accordance herewith.

                         (D) In the event the Indemnitee, in accordance with
                    Sections 5(c)(1)(B) and (C) hereof, timely rejects for cause each of the attorneys or law firms initially selected by
                    Trust: (i) the Trust may select one or more additional alternate attorneys or law firms in accordance with Section 5(c)(1)(A) hereof, which selection shall be subject to the Indemnitee's right of rejection for cause in accordance with
                    Section 5(c)(1)(B) hereof.

                         (E) Upon receipt of notice that the Indemnitee does not
                    object to one or more attorneys or law firms initially selected by the Trust in accordance with Sections 5(c)(1)(A) through (D) hereof, the Trust shall confirm the final selection of one such attorney or law firm as Independent Counsel in a notice to the Secretary of the Trust.

                    (2) In the event that a Change in Control has occurred:

                         (A) Indemnitee initially may select one or more but not
                    more than five alternate attorneys or law firms who satisfy the criteria in Section1(h) hereof, by providing notice of such selection, together with the written confirmation provided for in Section1(h)(iv) hereof, for each such attorney or law firm, to the Secretary of the Trust, who shall promptly deliver copies of the notice to all members of the Board of Trustees.

                         (B) the Trust, by a vote of a majority of a quorum of
                    the Board of Trustees consisting of Independent Trustees, may reject one or more of the attorneys or law firms selected by Indemnitee for cause, which shall be limited to a showing by the Trust that such attorney or law firm fails to satisfy one or more of the criteria in Section1(h) hereof; provided however, the Trust may reject for cause a law firm (or an attorney associated therewith) which has an AV rating by Martindale Hubbell Law Directory and fifty (50) or more attorneys, only on the basis that the Trust


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                    has shown that the attorney or law firm fails to satisfy the criteria in Section 1(h)(i), (iii) or (iv) hereof.

                         (C) the Trust shall provide notice to Indemnitee,
                    within thirty (30) days following receipt of Indemnitee's notice of selection in accordance with Section 5(c)(2)(A) hereof, stating as to each attorney or law firm listed therein either that the Trust does not object or that the Trust rejects such selection for cause in accordance with
                    Section 5(c)(2)(B) hereof, and stating the grounds therefore and providing a copy of the resolution of the Board of Trustees evidencing such rejection. The Trust will be deemed not to object to any attorney or law firm initially selected by Indemnitee as to whom the Trust does not provide timely notice of rejection in accordance herewith.

                         (D) In the event the Trust, in accordance with
                    Sections5(c)(2)(B) and (C) hereof, timely rejects for cause each of the attorneys or law firms initially selected by
                    Indemnitee: (i) Indemnitee may select one or more but no more than five additional alternate attorneys or law firms in accordance with Section 5(c)(2)(A) hereof, which selection shall be subject to the Trust's right of rejection for cause in accordance with Section5(c)(2)(B) hereof.

                         (E) Upon receipt of notice that the Trust does not
                    object to one or more attorneys or law firms initially selected by Indemnitee in accordance with Sections5(c)(2)(A) through (D) hereof, Indemnitee shall confirm the final selection of one such attorney or law firm as Independent Counsel in a notice to the Secretary of the Trust.


                    (3) In the event a final selection of Independent Counsel has not occurred in accordance with Sections 5(c)(1) through (2) hereof, and upon receipt of a demand in a notice from Indemnitee, the Trust shall immediately institute an action in an appropriate court of the State of Delaware with jurisdiction over the matter, naming Indemnitee as a party thereto, and shall petition said court to appoint as Independent Counsel an attorney or law firm who satisfies the criteria in Section 1(h) hereof, giving preference to the greatest extent possible to attorneys or law firms initially selected in accordance with Section 5(c)(1) or (2), which selection shall be binding on Indemnitee and the Trust.


                    (4) Upon the selection or appointment of Independent Counsel in accordance with Section 5(c) hereof, the Trust: (i) shall execute such retention agreement as Independent Counsel reasonably may require, including without limitation any such agreement that obligates the Trust to indemnify and hold harmless Independent Counsel with respect to services provided in that capacity; and (ii) shall pay all retainers, fees and expenses charged by Independent Counsel for or in connection with services provided in that capacity, within ten (10) days following receipt of an itemized statement for same; provided however, Independent Counsel shall not be deemed to be disqualified from serving as such by virtue of the Trust's compliance with this provision.


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          (d) Indemnitee and the Trust shall cooperate with the person(s) making a determination of Indemnitee's entitlement to indemnification, including providing to such person(s) upon reasonable advance request, any documentation or information which is not privileged and which is reasonably available to Indemnitee or the Trust and reasonably necessary to such determination; provided however, any and all documents or information provided in response to such request that are deemed confidential by the submitting party shall be held and used by the recipient on a confidential basis, and shall not be disclosed other than to the Trust or Indemnitee or used for any purpose other than to make such determination, except by order of court or in response to a subpoena or other compulsory process. Any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person(s) making such determination shall be paid directly by or reimbursed by the Trust, irrespective of the determination as to Indemnitee's entitlement to indemnification.

          (e) If Indemnitee is determined to be entitled to indemnification in accordance with Section 5(b) hereof, the Trust, within thirty (30) days after such determination: (i) shall pay all Indemnifiable Amounts for which Indemnitee seeks indemnification and which have not already been paid or advanced by the Trust; (ii) shall provide Indemnitee with written evidence of satisfaction of such obligations; and (iii) shall issue a written release to Indemnitee with respect to any undertaking previously provided by Indemnitee in accordance with
Section 4(b) hereof to repay Expenses advanced by the Trust. The Trust shall pay any and all additional amounts for which Indemnitee is entitled to indemnification within thirty (30) days after such amounts become due and payable.

     Section 6. Presumptions and Effect of Certain Proceedings.

          (a) Any person(s) making a determination of whether Indemnitee is entitled to indemnification or advancement of Expenses hereunder: (i) shall do so based on a rebuttable presumption that Indemnitee is entitled to indemnification and/or advancement of Expenses hereunder, that Indemnitee has not engaged in Disabling Conduct, that Indemnitee's actions in a Corporate Status were based on Indemnitee's determination that those actions were in the best interests of the Trust, and that no other controlling standard applies that would prohibit the Trust under applicable law from providing indemnification or advancement of Expenses under the standard in Sections 3 or 4 hereof; and (ii) shall require that, to overcome such presumption and to make any contrary determination, the Trust shall bear the burden of proof and persuasion to show, based on a review of the readily available facts, that the Trust is prohibited by applicable law from providing indemnification or advancement of Expenses under the standard in Sections 3 or 4 hereof, either due to Disabling Conduct that gave rise to the claim, issue or matter for which indemnification or advancement of Expenses is sought and which is asserted against Indemnitee in the Proceeding, or based on application of another controlling standard which is recognized by applicable law and which is shown to apply with respect to the request for indemnification or advancement of Expenses.

          (b) In the event the Board of Trustees is required to make a determination of Indemnitee's entitlement to indemnification or advancement of Expenses in accordance with Sections 4(d), 5(c)(2) or 5(c)(3) hereof, but does not provide notice to Indemnitee of such determination within the later of (i) forty-five (45) days after receipt by the Trust of Indemnitee's


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


notice in accordance with Sections 4(b) and/or 5(a) hereof, or (ii) with respect to a request for indemnification, thirty (30) days after Indemnitee substantially complies with a request for information in accordance with Section 5(e) hereof, Indemnitee shall be deemed to be entitled to such indemnification or advancement of Expenses, absent a prohibition under applicable law against providing indemnification or advancement of Expenses on this basis.

          (c) Except as otherwise expressly provided in this Agreement, the termination of any Proceeding, or of any claim, issue or matter related thereto, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not be deemed a sufficient ground (i) to deny a request for indemnification or advancement of Expenses submitted in accordance with this Agreement, or (ii) to create a presumption that Indemnitee engaged in Disabling Conduct or is not entitled to indemnification or advancement of Expenses based on application of another controlling standard which is recognized by applicable law, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

     Section 7. Remedies of Indemnitee.

          (a) Indemnitee may institute an action in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, to enforce Indemnitee's rights to indemnification or payment or advancement of Expenses hereunder, and/or to obtain a declaration of Indemnitee's entitlement to indemnification or advancement of Expenses hereunder, upon the happening of any one or more of the following events: (i) a determination is made in accordance with Section 5 hereof that Indemnitee is not entitled to indemnification; (ii) a determination is made in accordance with Section 4 hereof that Indemnitee is not entitled to advancement of Expenses, or advancement of Expenses is not made within the time provided therein; (iii) payment of indemnification is not made in accordance with Sections 5(f) and/or 6(b) hereof within the time provided therein; (iv) payment of indemnification is not made in accordance with Section 3(e) hereof within the time provided therein; or (v) at any other time that Indemnitee is threatened by a loss of any right hereunder, or by the Trust's failure to perform its obligations in accordance herewith. Alternatively, Indemnitee, at Indemnitee's sole option, may seek an award in arbitration to enforce such rights and/or obtain such a declaration, which shall be conducted by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a location selected by Indemnitee (or, if Indemnitee makes no selection, at a location determined in accordance with such rules).

          (b) If a determination shall have been made in accordance with Section 4 hereof that Indemnitee is not entitled to advancement of Expenses, or in accordance with Section 5 hereof that Indemnitee is not entitled to indemnification, any judicial or arbitration proceeding commenced in accordance with this Section 7 shall be conducted in all respects as a de novo trial or arbitration on the merits, and such adverse determination shall not be introduced as evidence or otherwise used in said proceeding as a basis for ruling on the merits of Indemnitee's right to indemnification or advancement of Expenses.

          (c) If a determination has been made or deemed to have been made in accordance with Sections 4, 5 and 6 hereof that Indemnitee is entitled to indemnification or advancement of Expenses, the Trust shall be bound by such determination in any judicial or


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


arbitration proceeding commenced in accordance with this Section 7, unless the court or arbitrator rules that entry of an order requiring indemnification or advancement of Expenses on the basis of this provision is prohibited by Delaware law or by applicable federal securities law or regulations in effect at the date of this Agreement or at the time of such ruling, whichever affords greater rights of indemnification or advancement of Expenses to Indemnitee.

          (d) the Trust shall be precluded from asserting in any judicial or arbitration proceeding commenced in accordance with this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such proceeding that the Trust is bound by all the provisions of this Agreement.

          (e) If Indemnitee institutes a judicial or arbitration proceeding to enforce or declare Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Trust, and shall be indemnified by the Trust against, any and all Expenses actually and reasonably incurred by Indemnitee in such proceeding (including any appeal therefrom or other court proceeding to enforce an arbitrator's ruling and award), but only if Indemnitee substantially prevails therein; provided however, if it is determined in such a proceeding that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Trust shall pay a portion of the Expenses incurred by Indemnitee in connection with such proceeding, prorated based on the percentage of Expenses awarded to Indemnitee, or the percentage of claims, issues or matters as to which indemnification or advancement of Expenses is awarded to Indemnitee, whichever is more favorable to Indemnitee.

          (f) the Trust shall pay or reimburse Indemnitee for all Expenses to which Indemnitee is entitled in accordance with Section 7(e) hereof (including all such Expenses incurred in connection with any appeal therefrom or other court proceeding to enforce an arbitrator's ruling and award), within fifteen
(15) days following the later of (i) entry of a final judgment by the trial court or a final ruling by the arbitrator or (ii) receipt by the Trust of each notice and statement of Expense with respect thereto; provided however, any such payment of Expenses shall be subject to Indemnitee's written undertaking in accordance with Section 4(b) hereof to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to indemnification hereunder or, as described in Section 3(d) hereof, if Indemnitee is not wholly successful.

     Section 8. Non-Exclusivity; Insurance; Subrogation.

          (a) Indemnitee's rights of indemnification and advancement of Expenses hereunder shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration of Trust of the Trust, any other agreement, any insurance policy, a vote of shareholders, a resolution of the Board of Trustees, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee hereunder with respect to any action taken or omitted by Indemnitee in a Corporate Status prior to such amendment, alteration or repeal.

          (b) To the extent that the Trust maintains liability insurance for trustees, officers, employees or agents of the Trust, Indemnitee shall be covered by such policy or policies


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


in accordance with its or their terms, to the maximum extent of the coverage available (including coverage after Indemnitee is no longer serving in a Corporate Status for acts and omissions while serving in a Corporate Status), for any such trustee, officer, employee or agent under such policy or policies. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received and has a right to retain such payment under any insurance policy, contract, agreement or otherwise.

          (c) In the event of any payment under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights.

     Section 9. Duration of Agreement. All agreements and obligations of the Trust as provided in this Agreement shall continue during the period Indemnitee serves in a Corporate Status, and thereafter for such time as Indemnitee is, may be or is threatened to be made a party to or a witness in a Proceeding, or a judicial or arbitration proceeding commenced by Indemnitee in accordance with
Section 7 hereof.

     Section 10. Binding Effect; Assumption of Liability; Limitation of Actions and Release of Claims.

          (a) This Agreement shall be binding upon the Trust and its successors and assigns, shall continue as to Indemnitee after termination of Indemnitee's service to the Trust in a Corporate Status, and shall inure to the benefit of Indemnitee and any and all Indemnified Parties.

          (b) If Indemnitee is deceased and is entitled to any right of indemnification or advancement or payment of Expenses under this Agreement with respect to a Proceeding, the Trust shall indemnify any and all Indemnified Parties, for and against any and all judgments, penalties, fines, amounts paid in settlement and Expenses incurred by Indemnitee or for which Indemnitee is or may be liable, and the Trust shall and hereby agrees to assume and to pay any and all Expenses actually and reasonably incurred by Indemnitee or any Indemnified Party, or otherwise on Indemnitee's behalf, in connection with the Proceeding. When requested in writing by an Indemnified Party, the Trust shall provide written evidence and acknowledgement of the Trust's agreement and obligations hereunder.

     Section 11. Severability. If any provision(s) of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each other provision of any Section of this Agreement containing a provision(s) held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each other provision of any Section of this Agreement containing a provision(s) held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     Section 12. Assignment. Indemnitee, in Indemnitee's sole discretion, may assign Indemnitee's rights under this Agreement to a third party. This Agreement shall be binding upon the Trust and its successors, and may be assigned by the Trust only with Indemnitee's written consent which may be withheld for any reason.

     Section 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. The parties agree to accept copies of the executed originals of this Agreement, and of any notice provided in accordance herewith, as and in place of such originals.

     Section 14. Headings and Recitals. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The Recitals set forth above shall be construed as substantive in nature, and are an integral part of this Agreement.

     Section 15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless in writing executed by both the Trust and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     Section 16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand or by courier service and receipted for by or on behalf of the party to whom said notice or other communication shall have been directed, (ii) delivered by facsimile or email, or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, as follows:

          (a) If to Indemnitee, to the last know address, facsimile number or email address for Indemnitee in the records of the Trust, and to the address, facsimile number or email address set forth below the signature line for Indemnitee at the end of this Agreement;

          (b) If to the Trust, to the then-current facsimile number or email address for the Secretary of the Trust, or to:

               [INSERT]

or to such other address as may have been furnished to Indemnitee by the Trust, or to the Trust by Indemnitee, as the case may be, in a notice delivered in accordance with this Section 16.

     Section 17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the choice of law or conflicts of law principles thereof.

     Section 18. Limitation of Liability. This Agreement has been executed by and on behalf of the Trust by its representatives as such representatives and not individually, and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding upon only the assets and property of the Trust. With respect to any claim for recovery of any liability of a the Trust arising hereunder allocated to a particular series, whether in accordance with the express terms hereof or otherwise, Indemnitee shall have no recourse against the assets of any other series for such purpose.

          (a)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INDEMNITEE:                                 LINCOLN ADVISORS TRUST


By:                                         By:
    --------------------------------            --------------------------------
Printed Name: Address:                      Printed Name: Daniel R. Hayes
Email:                                      Title: President


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